UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2009
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
EX-99.1

Item 2.05.	Costs Associated with Exit or Disposal Activities
     On September 15, 2009, Hanesbrands Inc. (“Hanesbrands”) approved certain actions in furtherance of its efforts to execute its consolidation and globalization cost-reduction strategy. Hanesbrands approved the closing of a yarn manufacturing facility, a yarn warehouse and a cotton warehouse, all located in North Carolina (collectively, the “Closing Facilities”), which will result in the termination of approximately 175 employees. Operations at each of the Closing Facilities are expected to cease by the end of 2009. As a result of these actions and the asset sale described below in Item 7.01, Hanesbrands expects to recognize gross restructuring and related charges totaling approximately $9 million before income taxes. These charges, approximately half of which are cash charges, primarily relate to accelerated depreciation and severance costs associated with the Closing Facilities and the Continuing Facilities (as defined below). Of the approximately $9 million in charges, approximately one-half are expected to be recognized in the third quarter ending October 3, 2009, and the remainder is expected to be recognized by the end of the second quarter of 2010.

Item 7.01.	Regulation FD Disclosure
     On September 17, 2009, Hanesbrands issued a press release announcing that it will cease making its own yarn and that it will source all of its yarn needs from large-scale yarn suppliers.
     Hanesbrands also announced that it has entered into an agreement with Parkdale America, LLC (“Parkdale America”) under which Hanesbrands will sell or lease assets related to operations at its four yarn manufacturing facilities, which are located in Georgia, Virginia, North Carolina and Tennessee, to Parkdale America. The transaction is expected to close in the fourth quarter of 2009 and will result in Parkdale America operating three of the four facilities (the “Continuing Facilities”). As discussed above in Item 2.05, Hanesbrands will close the facility located in North Carolina as well as two related warehouse facilities.
     In addition, Hanesbrands has entered into a yarn purchase agreement with Parkdale America and Parkdale Mills, LLC (together with Parkdale America, “Parkdale”). Under this agreement, which has an initial term of six years, Parkdale will produce and sell to Hanesbrands a substantial amount of Hanesbrands’ Western Hemisphere yarn needs. During the first two years of the term, Parkdale will also produce and sell to Hanesbrands a substantial amount of the yarn needs of Hanesbrands’ Nanjing, China textile facility.
     A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall Exhibit 99.1 be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits
     Exhibit 99.1      Press Release dated September 17, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 21, 2009	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Executive Vice President, Chief Financial Officer

Exhibits
Exhibit 99.1      Press Release dated September 17, 2009